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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in the Proxy Statement of our report dated January 21, 2000 included in Advanta Corp.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Proxy Statement dated January 11, 2001.



/s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
January 11, 2001